UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 22, 2020

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 22, 2020, NeoGenomics Laboratories, Inc. (“NeoGenomics Labs”), a wholly-owned subsidiary of NeoGenomics, Inc. (“NeoGenomics” or the “Company”), and Inivata Limited (“Inivata”) entered into an Investment Agreement (the “Investment Agreement”), pursuant to which NeoGenomics Labs agreed to acquire series C1 shares resulting in a minority interest of Inivata’s outstanding equity for $25 million in cash. The investment will be made in two equal installments, with the initial closing occurring in conjunction with the execution of the Investment Agreement and the second closing expected to occur in August 2020, subject to the satisfaction of customary closing conditions. The Investment Agreement contains representations, warranties, conditions and agreements that the Company believes are customary for transactions of this type.

Item 8.01	Other Events.

On May 26, 2020, the Company issued a press release announcing the investment in and certain other arrangements with Inivata.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K

Item 9.01	Exhibits.
(d) Exhibits.
99.1 Press Release dated May 26, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chairman and Chief Executive Officer
May 27, 2020